SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                           ----------------------

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                           TELEWEST GLOBAL, INC.
       ------------------------------------------------------------
           (Exact name of registrant as specified in its charter)

                      Delaware                                59-3778247
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      (State of incorporation or organization)             (I.R.S. Employer
                                                         Identification No.)

             160 Great Portland Street
             London, United Kingdom                           W1W 5QA
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      (Address of principal executive offices)              (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                                Name of each exchange on which
Title of each class to be so registered         each class is to be registered
---------------------------------------         ------------------------------
Common Stock, $0.01 par value (1)               Nasdaq National Market
(1)  This registration statement relates to the common stock, par value
     $0.01 per share, of the registrant and associated rights to purchase the registrant's Series A junior participating preferred stock, par value $0.01 per share.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[X]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities to be registered pursuant to Section 12(g) of the Act:


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                              (Title of Class)

ITEM 1.   DESCRIPTION OF SECURITIES TO BE REGISTERED.
          ------------------------------------------

          The description of the securities to be registered hereunder is contained under the caption "Description of the New Telewest Capital Stock" in the Registrant's prospectus which constitutes a part of the Registration Statement on Form S-4 (Commission File No. 333-110815) filed with the Securities and Exchange Commission on April 28, 2004, as amended, which is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act which includes such description shall be deemed to be incorporated by reference into this Registration Statement.

ITEM 2.   EXHIBITS.
          --------

          The following exhibits to this Registration Statement have been filed as exhibits to the Registration Statement on Form S-4 (Commission File No. 333-110815) and are hereby incorporated herein by reference:

     2.1       Restated Certificate of Incorporation of Telewest Global,
               Inc.

     2.2       Restated By-Laws of Telewest Global, Inc.

     2.3       Form of Certificate of Common Stock of Telewest Global, Inc.

     10.1 Rights Agreement, dated March 25, 2004, between Telewest Global, Inc. and The Bank of New York, a New York trust company.

                                 SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            TELEWEST GLOBAL, INC.


                                            By:  /s/ Clive Burns
                                                ---------------------------
                                                Name:  Clive Burns
                                                Title: Secretary

Dated:  July 26, 2004